UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: May 3, 2016

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)          On May 6, 2016, Massimo Radaelli, Ph.D. informed NovaBay Pharmaceuticals, Inc. (the “Company” or “NovaBay”) that he will resign as a member of the Company’s Board of Directors (the “Board”), with such resignation to be effective immediately. Dr. Radaelli did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Radaelli was a member of the Audit and Nominating and Corporate Governance committees of the Board.

(d)          On May 6, 2016, effective upon the resignation of Dr. Radaelli, the Board appointed Todd Zavodnick to fill the vacancy on the Board resulting from the resignation of Dr. Radaelli. Mr. Zavodnick will take Dr. Radaelli’s place as a Class I director to serve until the Company’s Annual Meeting of Stockholders (“Annual Meeting”) in 2017, subject to his prior death, resignation or removal from office as provided by law. Mr. Zavodnick will also serve as a member of the Audit and Nominating and Corporate Governance committees of the Board, filling the vacant Committee seats formerly occupied by Dr. Radaelli.

Mr. Zavodnick is currently President, International at ZELTIQ Aesthetics, Inc. (“ZELTIQ”) since January 2016. ZELTIQ is a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. Prior to ZELTIQ, Mr. Zavodnick held several positions from 2012 to 2015 at Galderma Laboratories, L.P. (“Galderma”) with his most recent position being President and General Manager, North America. Galderma is a pharmaceutical company specializing in the research, development and marketing of dermatological treatments, becoming a wholly-owned subsidiary of Nestlé in 2014. From 1998 to 2012, Mr. Zavodnick held several positions at Alcon Laboratories (“Alcon”), eventually being elevated to President, China & Mongolia from April 2009 to April 2012. Alcon is a global medical company specializing in eye care products and the second largest division of the Novartis companies. Mr. Zavodnick currently serves as a Board member for the Children’s Skin Disease Foundation, a not-for-profit organization that focuses on children who suffer from skin disease and the families who care for them. Mr. Zavodnick has a Bachelor’s of Science degree in Pharmacy from Rutgers University as well as an M.B.A. in International Business from the University of Texas at Dallas. In July 2015, Mr. Zavodnick was honored in the Dallas Business Journal Who’s Who in Health Care, which recognizes 30 prominent professionals who are innovating and affecting positive change in Dallas’ health care industry.

There is no arrangement or understanding between Mr. Zavodnick and any other person pursuant to which he was appointed as a director of the Company. In connection with his service, Mr. Zavodnick will receive the Company’s standard director’s compensation package. Mr. Zavodnick does not have any other material arrangements or transactions with related persons to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release containing the announcement of both the resignation of Dr. Radaelli from, and the appointment of Mr. Zavodnick to, the Company’s Board of Directors is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders

On May 3, 2016, NovaBay held its 2016 Annual Meeting, at which the Company’s stockholders considered four (4) proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 18, 2016 (the “Proxy Statement”). There were 5,074,806 outstanding shares entitled to vote and there were 2,756,645 shares present in person or by proxy at the 2016 Annual Meeting, representing fifty-four percent (54%) of the shares outstanding and entitled to vote. Proposals 1, 2 and 4 were approved, while Proposal 3 below regarding the compensation of NovaBay’s named executive officers failed to receive enough affirmative votes for approval. The voting results are presented below.

1.     To elect the three (3) Class III directors named below to hold office until the 2019 Annual Meeting, or until their successors have been duly elected and qualified.

Nominee	For	Withhold	Broker Non-Votes[1]
Paul E. Freiman	2,661,724	94,921	0
Gail Maderis	2,661,779	94,866	0
Xiaoyan (Henry) Liu	2,616,627	140,018	0

2.     To approve the issuance of shares of NovaBay common stock and warrants to purchase common stock to purchasers pursuant to the terms of the Securities Purchase Agreement, dated April 4, 2016, in accordance with the stockholder approval requirements of NYSE MKT Company Guide Sections 713 and 711.

For	Against	Abstain	Broker Non-Votes
2,623,245	119,797	13,603	0

3.     To approve, on an advisory basis, the compensation of NovaBay’s named executive officers, as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
451,002	2,261,287	44,356	0

1       A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

4.     To ratify the appointment by NovaBay’s Audit Committee of OUM & Co. LLP as NovaBay’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
2,737,379	12,377	6,889

In connection with the Annual Meeting, the Company also solicited proxies with respect to a proposal to approve an amendment to the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended, to increase the number of shares of NovaBay common stock reserved for issuance thereunder by two million five hundred thousand (2,500,000) shares (the “2007 Plan Proposal”). At the time of the 2016 Annual Meeting, there were an insufficient number of votes needed to approve the 2007 Plan Proposal. Given the important nature of the 2007 Plan Proposal, the Company decided to adjourn the 2016 Annual Meeting to allow additional time for stockholders to consider this proposal, and for the Company to solicit additional proxies on the matter. As such, the presiding Chairman of the 2016 Annual Meeting adjourned the meeting, which will reconvene at 3 p.m. Pacific time on Thursday, May 26, 2016, at 5858 Horton Street, Suite 260, Emeryville, California 94608 for the purpose of holding a stockholder vote on the 2007 Plan Proposal. During the period of adjournment, the Company will continue to accept stockholder votes on such proposal.

Item 8.01 Other Events

On May 9, 2016, the Company announced the primary closing of a private placement of 4,079,058 shares of Company common stock and warrants to purchase 2,039,530 shares of Company common stock at an aggregate subscription price of $7,791,000 to nine (9) accredited investors, including Interim President and Chief Executive Officer, Mark M. Sieczkarek, and the Company’s two largest stockholders, Jian Ping Fu and Pioneer Pharma (Singapore) Pte. Ltd.

The private placement was designed to close in two tranches, the second of which is scheduled for July 31, 2016. A full description of the material terms of this transaction was previously reported in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2016, and the information set forth in such Item 1.01 is incorporated herein by reference. A copy of the Company’s press release containing this announcement is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Senior Vice President, General Counsel

Dated: May 9, 2016